CONFIDENTIAL GENERAL RELEASE AND SEPARATION AGREEMENT
This Confidential General Release and Separation Agreement (this “Agreement”) is entered into by and between Amol Naik (“Employee”) and Pagaya Technologies US LLC (the “Company”) (Employee and the Company collectively referred to in this Agreement as the “Parties”).
WHEREAS, Employee was employed by the Company in the position of Chief Operating Officer; and
WHEREAS, in connection with his employment with the Company, Employee entered into a certain Executive Employment Agreement, dated June 22, 2022 (the “Employment Agreement”) and a Confidentiality and Restrictive Covenant Agreement effective June 22, 2022 (the “Covenant Agreement”);
WHEREAS, Employee and the Company have mutually agreed that his employment as the Company’s Chief Operating Officer will terminate effective August 8, 2024 (the “Separation Date”);
WHEREAS, Employee is also entering into a consulting agreement with Company which shall continue until January 31, 2025 (the “Consulting Agreement”), and
WHEREAS, the Company desires to assist Employee in his transition from the Company; and
WHEREAS, the Company and Employee mutually desire to compromise and settle any and all claims, disputes, controversies, matters or affairs between them, whether or not currently asserted or known, on the terms set forth in this Agreement.
NOW THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:
1.Severance Benefits. If Employee timely executes and does not subsequently revoke this Agreement, the Company will provide the following Severance Benefits:
(a)Transitional Period. Beginning the date hereof and through the Separation Date, Employee shall make themself reasonably available to respond to the Company’s e-mails and phone calls and otherwise assist with any transition related tasks and reasonable requests of the Company.
(i)During the Transitional Period, Employee remains an active employee of the Company. That means that Employee has a legal obligation to be loyal to the Company, maintain the Company’s confidential and proprietary information, adhere to the Company’s non-compete and non-solicit obligations and otherwise avoid acting in a manner contrary to Company’s interests.
(ii)For purposes of this Agreement, “Cause” for the Company to consider the Agreement materially breached and thereby terminate Employee’s Severance Benefits shall exist if any of the following occur during the Transitional Period:

(A)Employee’s conviction (including a guilty plea or plea of nolo contendere) of any felony, or any crime involving fraud, dishonesty or moral turpitude;
(B)Employee’s commission or attempted commission of or participation in a fraud or act of dishonesty, or misrepresentation against the Company;
(C)Employee’s material violation of any material contract or agreement between Employee and the Company, including without limitation, material breach of the Covenant Agreement, or of the Company’s Code of Conduct or any material Company policy, or of any statutory duty Employee owes to the Company; or
(D)Employee’s conduct that constitutes gross insubordination, incompetence, or habitual neglect of duties.
(b)Salary Continuation. Employee will continue to receive Employee’s Base Salary through the Separation Date. Employee’s benefits will continue through July 31, 2024. Employee is permitted to represent themself to prospective employers as an employee of the Company through the Separation Date.
(c)Separation Payment. The Company will pay Employee the total gross sum of $160,273.97, less applicable taxes and withholding (the “Separation Payment”), to be paid to Employee on the next regular payroll date following the Effective Date of this Agreement (as defined below).
(d)COBRA Payment. The Company will pay Employee the cash equivalent of 3 months of Employee’s portion of the COBRA insurance premiums (the information for which will be provided to Employee under separate cover) in the total gross sum of $10,882.20, less applicable taxes and withholding (the “COBRA Payment”), to be paid to Employee on the next regular payroll date following the Effective Date of the Agreement (as defined below).
(e)Outplacement Services. For a period of three months following the Effective Date, the Company will provide outplacement services for Employee through a Company-selected outplacement firm. The Company will pay the outplacement firm directly and Employee will not receive the cash equivalent of the outplacement services should Employee choose not to use them.
(f)Unemployment Insurance. The Company will not contest Employee’s application for unemployment benefits, should Employee apply for such benefits.
2.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the consideration specified in Section 1 above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein. Employee acknowledges and agrees the Separation Benefits provided for pursuant to this Agreement are above and beyond any compensation or benefits to which Employee otherwise would be entitled, and thus constitutes valid consideration in support of this Agreement, including Employee’s general release of claims as set forth in Section 4 herein and Employee’s re-affirmation of Employee’s post-employment obligations to the Company, as set forth in Section 7 herein.

3.Final Compensation. Employee acknowledges that Employee has received payment for all compensation due to Employee up through the Separation Date (including any compensation, benefits, and accrued and unused paid time off earned by Employee through that date but excluding the Separation Payment due to Employee pursuant to this Agreement). Employee’s equity (stock options) in the Company shall continue to be entitled to vesting up to termination of the Consulting Agreement, under the terms of any award agreement Employee has previously received from the Company. Employee acknowledges that following the Separation Date, Employee will not be entitled to any further compensation, monies, or other benefits from the Company (or any of its affiliates, predecessors, successors, or other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents). Employee further acknowledges that as of the termination of the Consulting Agreement, there shall be no additional vesting of any equity in the Company (or any of its affiliates), including, without limitation, any phantom equity, royalties, stocks, or stock options. To the extent Employee has, as of the termination of the Consulting Agreement, vested options to purchase shares of the Company’s Common Stock (the “Options”), the period within which Employee must exercise those Options following termination is dictated by the terms of Employee’s Option Agreement. Unless specified differently in this Agreement or Employee’s Option Agreement, the Company’s Equity Incentive Plans require Employee to exercise all outstanding vested Options within three (3) months of the separation from service or else those Options are forfeited and returned to the Company.
4.General Release of All Claims. The purpose of this Agreement is to resolve any dispute Employee has or might ever have claimed arising from or relating to Employee’s employment or separation of employment from the Company, and to facilitate Employee’s transition to other employment. Accordingly, in exchange for the consideration set forth in Section 1 above, Employee, on Employee’s own behalf and on behalf of Employee’s heirs, administrators, executors, and assigns, hereby irrevocably and unconditionally waives, releases, and discharges the Company, and any and all of the Company’s affiliates, parents, partnerships, divisions, and subsidiaries, and each of the Company’s and its existing, former and future directors, managers, members, officers, directors, shareholders, employees, representatives, agents, attorneys, insurers, predecessors, successors, and assigns (collectively, the “Released Parties”), to the full extent permitted by law, from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Employee may have or has ever had against the Released Parties arising out of, or in any way related to Employee’s hire, benefits, employment, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of Employee’s execution of this Agreement, including, but not limited to any and all claims under:
a.Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Families First Coronavirus Response Act (FFCRA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act (WARN), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law (NYSHRL), the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil

Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;
a.any and all claims arising under tort, contract, and quasi-contract law, including, but not limited to, claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;
b.any and all claims for monetary or equitable relief, including, but not limited, to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements, punitive damages, liquidated damages, and penalties; and
c.any indemnification rights Employee has against the Company or any of the Released Parties.
Notwithstanding the foregoing, the Parties agree that this general release does not apply to any claims that cannot be released under applicable law, or any vested benefits accrued by Employee prior to the Separation Date under any compensation or benefit plans, programs and arrangements maintained by the Company for the benefit of its employees and subject to ERISA.
5.Covenant Not To Sue. Except for an action arising out of a breach of the terms of this Agreement, Employee agrees never to bring (or cause to be brought) any claim, action, or proceeding against the Company or any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which the Parties sign this Agreement, with respect to any claim, action or proceeding relating to Employee’s employment or Employee’s separation of employment from the Company, or other matter within the scope of the matters released pursuant to Section 4 above. Employee further promises never to institute or pursue any such claims in any court, tribunal, arbitral forum, governmental agency or other forum; provided that, nothing in this Agreement waives or attempts to waive any claims that cannot legally be waived, or any rights Employee may have to file a charge of discrimination with a federal or state administrative agency or cooperate or participate in the investigation of an administrative charge or proceeding. To the extent Employee institutes any such claims in any federal or state administrative agency and/or to the extent any such claims are instituted or pursued by any other persons or entities (in any forum), Employee hereby agrees not to seek, accept or obtain, and to hereby waive and affirmatively forego, any recovery, damages or other relief, of any kind or nature whatsoever, that Employee may be or may have been entitled or eligible to receive, or may be or may have been awarded, as a result of such claims.
6.Employee Acknowledgements and Affirmations. Employee acknowledges, affirms, and agrees that:
a.Employee has not filed, caused to be filed, and is not presently a party to any claim, complaint, charge, or action against any Released Party, in any forum or form;

b.Employee has no known workplace injuries or occupational diseases and that Employee has been granted or has not been denied any leave to which Employee was entitled under any disability accommodation or sick leave laws;
c.Employee has been paid or has received all compensation, wages, bonuses, commissions, any prorated or other incentive pay, vacation pay, bonuses, options, equity grants and other benefits to which Employee may be entitled and that no such compensation or benefits (of any kind) are due to Employee, with the exception of Employee’s final payroll check, which will be paid on the next regularly scheduled pay date; and
d.Employee has not assigned or otherwise transferred any rights or interests in any actual or potential claims Employee might ever have asserted against the Company or any of the Released Parties.
7.Post-Employment Obligations. By Employee’s signature on this Agreement, Employee acknowledges that, except as provided in Section 1 herein, Employee has complied and will continue to comply in full with Employee’s post-employment terms as set forth in the Covenant Agreement, including, without limitation, the Confidentiality terms as set forth in Article 2.1, the Covenants Against Competition and Solicitation as set forth in Article 2.3, and the Non-Disparagement terms as set forth in Article 2.4 therein, which terms shall remain in full force and effect and which are incorporated by reference as if set forth in full herein.
8.No Admission of Liability & Inadmissibility. Employee and the Company agree that nothing in this Agreement is to be construed as an admission of liability by the Company or any Released Parties of any unlawful, discriminatory, or other wrongful conduct or practice. This Agreement is offered to resolve fully all matters which Employee has, may have, or might ever have raised relative to Employee’s employment with and/or separation from the Company. This Agreement shall not be used as evidence in any proceeding, except one alleging a breach of this Agreement.
9.Return of Company Property. By Employee’s signature on this Agreement, Employee acknowledges that Employee is in full compliance with Article 2.1(D) of the Covenant Agreement, and certifies that Employee will return to the Company any and all property of the Company in Employee’s possession on or prior to the Separation Date, in any form and medium in which Employee has it (whether hard copy, electronic or otherwise), including any laptops, printers, phones, and any other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging or pertaining to the Company or any of the Released Parties or their business, whether or not such items constitute, reflect or contain any confidential or proprietary information (of any kind) (the “Company Property”); provided, however, the Company agrees that Employee need not return, and may keep, the iPad that was given to him during his employment (after all Pagaya confidential information and related apps are removed). Furthermore, to the extent that Employee is engaged to provide services to the Company after the Separation Date, then Employee may maintain possession of the laptop given to him during his employment for the duration of that engagement.
10.Confidential Agreement & Remedies for Breach. Employee agrees (a) to treat this Agreement as confidential in all respects and (b) except as required by law (after giving due prior notice to the Company providing the Company with a reasonably sufficient opportunity to respond and/or object), not to disclose its existence or contents to any person or entity other than the tax authorities and Employee’s attorney, accountant, and immediate family (after advising such individuals of the confidential nature of this Agreement and securing their binding promise not to further disclose its existence or promise to any person or entity). If Employee does institute or pursue any claims released pursuant to this Agreement or otherwise violate this Agreement, then, in addition to any remedies or damages available to the Company, Employee expressly agrees that, unless otherwise prohibited under applicable law, the Separation Payment shall be immediately forfeited, less one thousand dollars ($1,000.00), which shall constitute continuing consideration for Employee’s obligations under this Agreement, and Employee shall be liable and to reimburse the Company for any attorneys’ fees and/or costs or expenses incurred by the Company in defending against any such claims or otherwise in enforcing this Agreement.
11.Governing Law/Venue. This Agreement, the rights and obligations of the Parties hereunder, any claim or controversy directly or indirectly based upon or arising out of this Agreement, shall be governed by and determined in accordance with applicable provisions of the laws of the State of New York, without regard to the law of conflicts of such state. The Parties hereby submit and consent to the jurisdiction of the State of New York and its courts for the purposes of any dispute that may arises, indirectly or directly, under this Agreement or as between the Parties.
12.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR OTHER AGREEMENT WHICH, IN ANY WAY, ARISES OUT OF OR RELATES TO EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR ANY OTHER RELATIONSHIP BETWEEN EMPLOYEE AND THE COMPANY.
13.Severability. The provisions of this Agreement are severable, and if any part is found to be unenforceable, the remainder shall remain fully valid and enforceable, with the unenforceable portions modified to the minimum extent necessary to render them enforceable (or to excise some or all of such provisions from the Agreement, if/as ever may be required).
14.No Oral Modification. Neither this Agreement nor any of its provisions may be altered, amended, or waived, except by an express written document signed by the Parties.
15.Entire Agreement/Non-Reliance. This Agreement contains the entire understanding between Employee and the Company relating to the subject matters hereof and supersedes any and all prior and contemporaneous understandings, discussions, agreements, representations, and warranties of any kind, whether written or oral, regarding any such subject matters, provided that the Parties agree that the Covenant Agreement shall remain in full force and effect.
16.Knowing and Voluntary Agreement. Employee is entering this Agreement knowingly and voluntarily, expressly acknowledging that:
a.Employee has read and understands each of the terms and provisions of this Agreement; and
b.Employee has had a reasonable opportunity of up to 45 days to consider this Agreement prior to signing it (and, if Employee signs it prior to the end of such 45-day period, does so of Employee’s own free choice); and

c.Employee has been advised of Employee’s right and encouraged in writing (via this Agreement) to consult with an attorney of Employee’s choosing prior to signing this Agreement and has had a full opportunity to consult with such attorney prior to signing this Agreement; and
d.Employee is entering this Agreement knowingly and willingly, without any duress, intimidation, or undue influence, and without any promises other than those expressly set forth herein.
17.Effective Date. Employee will have a period of seven (7) calendar days after signing this Agreement to revoke Employee’s signature on and agreement to be bound by the terms of this Agreement, by e-mailing notice of such revocation to Edward Sample, at edward.sample@pagaya.com, within such seven (7) day period. This Agreement will become effective, if not sooner revoked by Employee, on the eighth (8th) day after Employee signs this Agreement (the “Effective Date”).
18.Counterparts; Electronic Signature. This Agreement may be executed in counterparts and will be as fully binding as if signed in one entire document. This Agreement may be signed by electronic signature and such signatures shall be valid and binding upon the Parties.
    HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SEVERANCE BENEFITS AS SET FORTH IN SECTION 1 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES AS OF THE DATE OF EXECUTION OF THIS AGREEMENT AND TO RE-AFFIRM THE CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT TERMS AS SET FORTH IN EMPLOYEE’S COVENANT AGREEMENT WITH THE COMPANY.
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IN WITNESS WHEREOF, the Parties have executed this Agreement voluntarily and of their own free will and deed, after due time to review and consider it, and without any duress or coercion, as follows.

PAGAYA TECHNOLOGIES US LLC
By: /s/ Tami Rosen Name: Tami Rosen Title: Chief Development Officer Date: __ August 8, 2024______________
EMPLOYEE
Signature: /s/ Amol Naik Print Name: Amol Naik Date: _August 8, 2024___________________